Exhibit 99.1

Terns Announces $65 Million Oversubscribed Offering

Foster City, Calif., August 12, 2022 – Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology, obesity and non-alcoholic steatohepatitis (NASH), today announced that it has agreed to sell, by way of an underwritten public offering, 12,250,000 shares of its common stock at a price of $2.42 per share and, to certain investors in lieu of common stock, pre-funded warrants to purchase 14,630,000 shares of common stock at a price of $2.4199 per pre-funded warrant, for expected aggregate gross proceeds of approximately $65.0 million, before deducting underwriting discounts and commissions and other offering expenses. The purchase price per share of each pre-funded warrant represents the per share public offering price for the common stock, minus the $0.0001 per share exercise price of such pre-funded warrant. The offering is expected to close on August 16, 2022, subject to customary closing conditions. All of the securities are being offered by Terns.

The offering was oversubscribed and led by new investors Fairmount and Venrock Healthcare Capital Partners and included participation from existing top-tier healthcare investors.

Cowen and Company, LLC is acting as lead book-running manager for the offering. UBS Securities LLC is also acting as a bookrunner for the offering.

Terns intends to use the net proceeds from the offering, together with existing cash and cash equivalents, as follows: (1) to initiate and complete one or more clinical studies in the United States and/or Europe to assess TERN-701 and advance the product candidate into Phase 2 clinical development in chronic myeloid leukemia; (2) to advance the clinical development of TERN-601 in obesity through the completion of Phase 2-enabling studies and initiate a Phase 2 clinical trial of TERN-601 in obesity; (3) to complete the ongoing Phase 2a DUET trial of TERN-501 as monotherapy and in combination with TERN-101 in NASH patients; and (4) for working capital and general corporate purposes.

The public offering is being made pursuant to a registration statement on Form S-3 previously filed with the Securities and Exchange Commission (“SEC”), which became effective on March 14, 2022. A prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the prospectus supplement and accompanying prospectus relating to this offering, when available, may be obtained from Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at 1-833-297-2926 or by e-mail: PostSaleManualRequests@broadridge.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of these securities under the securities laws of any such state or other jurisdiction.

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology, obesity and NASH. Terns’ pipeline includes four clinical stage development programs including an allosteric BCR-ABL inhibitor, a THR-β agonist, an FXR agonist, a VAP-1 inhibitor, and a preclinical small-molecule GLP-1 receptor agonist program.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Terns Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the completion of the public offering. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. In particular, the impact of the COVID-19 pandemic on the Company’s ability to progress with its research, development, manufacturing and regulatory efforts, including the Company’s clinical trials for its product candidates, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the United States and in other countries, and the effectiveness of actions taken globally to contain and treat the disease. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company and the offering, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Report on Form 10-Q for the periods ended March 31, 2022 and June 30, 2022, and its prospectus supplement. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

Berry & Company Public Relations

media@ternspharma.com